Exhibit 10.2

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) is entered into as of May 8, 2009, by and between Clear Skies Solar, Inc., a Delaware corporation (the “Company”) and Barry Honig, an individual (the “Consultant”).

WHEREAS, the Company desires to engage Consultant to provide certain Services (as defined in Section 3 below) for compensation, and Consultant desires to provide the Services to the Company, upon the terms and subject to the conditions set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Engagement.  The Company hereby engages Consultant to provide the Services during the Term (as defined below), and Consultant hereby accepts such engagement to provide the Services during the Term (the “Engagement”).

2.  Term of Engagement; Termination.

a. Term.  The Engagement shall commence on the date hereof and shall terminate on the first anniversary of the date hereof, unless earlier terminated in accordance with Section 2(b) below (the “Term”).

b. Termination.  This Agreement may be terminated by Consultant or the Company at any time upon thirty (30) days prior written notice of such termination to the other party.

c. Effect of Termination.  In the event of a termination of this Agreement, (i) Consultant shall still be entitled to receive all of the Consulting Shares (as defined in Section 4) and (ii) the Company shall reimburse Consultant for all expenses previously approved by the Company incurred by Consultant in connection with Consultant’s Engagement.

3. Services to be Provided by Consultant.  During the Term, Consultant shall provide services to the Company as set forth on Exhibit A, as well as any other services that are mutually agreed between the parties hereto (collectively, the “Services”).  The parties hereto acknowledge and agree that the Services to be provided are in the nature of advisory services only, and Consultant shall have no responsibility or obligation for execution of the Company’s business or any aspect thereof nor shall Consultant have any ability to obligate or bind the Company in any respect.  Consultant shall have control over the time, method and manner of performing the Services. Consultant shall render such services as are from time to time requested by the Chief Executive Officer of the Company, Ezra Green.

4. Compensation.  In consideration for the Services to be provided hereunder, Consultant shall receive, promptly after the execution of this Agreement, as a consulting fee, 4,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Consulting Shares”).

5. Registration Rights.

a.           Promptly following the filing by the Company of their Annual Report on Form 10K for the year ended December 31, 2008, but in no event greater than 15 days thereafter, the Company shall file a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement shall include the Consulting Shares (the “Registration Statement”).

b.           As a condition to the inclusion of his Consulting Shares, Consultant shall furnish to the Company such information regarding Consultant and his affiliates and the distribution proposed by Consultant as the Company may request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

c.           Consultant hereby covenants with the Company not to make any sale of Consulting Shares without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied.

d.           Consultant acknowledges and agrees that the Consulting Shares sold pursuant to the Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Consulting Shares is accompanied by a certificate reasonably satisfactory to the Company to the effect that (x) the Consulting Shares have been sold in accordance with such Registration Statement and (y) the requirement of delivering a current Prospectus has been satisfied.

e.           Consultant shall not take any action with respect to any distribution deemed to be made pursuant to such Registration Statement, which would constitute a violation of Regulation M under the Securities Exchange Act of 1934, as amended, or any other applicable rule, regulation or law.

6. Expenses.  The Company shall reimburse Consultant for all reasonable expenses incurred by Consultant in providing the Services hereunder no later than thirty (30) days after the submission of an invoice evidencing such expenses in a form reasonably satisfactory to the Company; provided that the Company shall not be obligated to reimburse Consultant for expenses if incurred without the Company’s prior written approval.

7. No Exclusivity.  The Company hereby acknowledges and agrees that nothing in this Agreement shall prohibit Consultant from continuing to provide services similar to the Services to other companies or otherwise engaging in Consultant’s business activities.

8. Independent Contractor Status.  It is understood and agreed that in the performance of the Services hereunder, Consultant is acting as an independent contractor and not as an agent or employee of, or partner, joint venturer or in any other relationship with, the Company.  Consultant acknowledges that no income, social security or other taxes will be withheld or accrued by the Company, on Consultant’s behalf.  Neither the Company nor Consultant has the authority to bind the other in any agreement without the prior written consent of the entity to be bound.

9. Confidentiality.  In connection with Consultant’s Engagement, it is contemplated that the Company will not supply Consultant with non-public or proprietary information concerning the Company and its business and operations and affiliates without the prior written agreement of Consultant to receive such Confidential Information (“Confidential Information”).

10. Publicity.  No party hereto shall disclose the existence or terms of this Agreement to any person or entity without the prior written consent of the other party hereto.

11. Legal Representation.  Each party hereto acknowledges that it has been represented by independent legal counsel in the preparation of the Agreement. Each party recognizes and acknowledges that counsel to the Company has represented Consultant in connection with various legal matters and each party waives any conflicts of interest or other allegations that it has not been represented by its own counsel.

12. Consultant Representations.  In connection with the Consulting Shares to be acquired by Consultant hereunder, Consultant represents and warrants to the Company that:

a. Consultant acknowledges that Consultant has been afforded the opportunity to ask questions of and receive answers from duly authorized officers to other representatives of the Company concerning an investment in the Consulting Shares, and any additional information which Consultant has requested.

b. Consultant has had experience in investments in restricted and publicly traded securities, and has had experience in investments in speculative securities and other investments which involved the risk of loss of investment.  Consultant acknowledges that an investment in the Consulting Shares is speculative and involves the risk of loss.  Consultant has the requisite knowledge to assess the relative merits and risks of this investment and Consultant can afford the risk of loss of his entire investment in the Consulting Shares.

c. Consultant is an accredited investor, as that term is defined in Regulation D promulgated under the Securities Act of 1933.

d. Consultant is acquiring the Consulting Shares for Consultant’s own account for investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

13. General Terms.

a.           Any notice to be given hereunder by a party to any other party hereto may be effectuated in writing by personal delivery, by mail, registered or certified, postage prepaid, with return receipt requested, or by facsimile or other electronic transmission and addressed to such party at the address set forth on the signature page below.

b.           If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed modified to the extent necessary to make it valid or enforceable, or if it cannot be so modified, then severed, and the remainder of the Agreement shall continue in full force and effect.

c.           All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations and enforcement of this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York for the adjudication of any dispute hereunder or in connection herewith or with respect to the enforcement of this Agreement, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

d.           This Agreement embodies the entire understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements, arrangements or understandings with respect to the subject matter hereof, whether oral or written.

e.           This Agreement may not be modified, and no  except in a writing signed by the parties hereto.

f.           No term of this Agreement may be waived, except in a writing signed by the party hereto entitled to the benefit of such term.

g.           Each party hereto represents and agrees that such party is authorized to enter into this Agreement and this Agreement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.  This Agreement may not be assigned by any party.

h.           This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Clear Skies Solar, Inc.

/s/ Barry Honig	/s/ Ezra Green
Barry Honig	Name: Ezra Green
Title: Chief Executive Officer

Address for Notice:	Address for Notice:

Barry Honig	Ezra Green, Chief Executive Officer
595 S. Federal Hwy.	Clear Skies Solar, Inc.
Suite 600	200 Old Country Road, Suite 610
Boca Raton, FL 33432	Mineola, NY 11501

EXHIBIT A

Services

Responsibilities will be to consult with the Company with regards to the Xtrax business, advise on the development of the Xtrax business generally, including the possible merger, sale, divestiture or other disposition of the business and seeking joint venture partners and the like.